EXHIBIT 21.01

                         EASTCO INDUSTRIAL SAFETY CORP.


                                SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 30, 1997



Name of Subsidiary                                State of Incorporation
------------------                                -----------------------

Disposable Safety Wear, Inc.                      Delaware

Puerto Rico Safety Corporation                    New York

Puerto Rico Safety Equipment Corporation          Delaware

Safety Wear Corp.                                 Delaware

Eastco Glove Technologies, Inc.                   Minnesota